UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012 (May 4, 2012)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 4, 2012.  Of the 203,710,408 shares of common stock outstanding and entitled to vote as of the March 16, 2012 record date, 173,488,640 shares were represented in person or by proxy at the Annual Meeting.  A summary of the final voting results for each of the three matters voted upon by the stockholders at the Annual Meeting is set forth below.

1.  Stockholders elected each of the ten nominees for director to serve on the Company’s board of directors (the “Board”) for a term to expire at the 2013 annual meeting of Stockholders based upon the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen W. Golsby	167,481,406	977,854	227,707	4,801,673
Steven M. Altschuler, M.D.	167,489,223	963,358	234,386	4,801,673
Howard B. Bernick	168,326,555	126,320	234,092	4,801,673
Kimberly A. Casiano	168,297,363	160,283	229,321	4,801,673
Anna C. Catalano	167,920,784	496,406	269,777	4,801,673
Celeste A. Clark, Ph.D.	168,294,979	159,783	232,205	4,801,673
James M. Cornelius	166,059,175	2,399,635	228,157	4,801,673
Peter G. Ratcliffe	168,280,724	168,455	237,788	4,801,673
Elliott Sigal, M.D., Ph.D.	166,955,111	1,505,306	226,550	4,801,673
Robert S. Singer	168,286,106	127,702	273,159	4,801,673

2.  Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,304,480	2,931,416	2,451,071	4,801,673

3.   Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 based upon the following votes:

Votes For	Votes Against	Abstentions
172,293,155	930,962	264,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2012

MEAD JOHNSON NUTRITION COMPANY

By:	/s/ KATHY A. MACDONALD
Kathy A. MacDonald
Vice President, Investor Relations and Acting Controller